RAIT Financial Trust Announces Fourth Quarter and Fiscal 2011 Financial Results

PHILADELPHIA, PA — February 9, 2012 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2011 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) per share of $0.30 for the quarter ended December 31, 2011, as compared to adjusted funds from operations per share of $0.16 for the quarter ended December 31, 2010.

•	Operating income increased to $4.3 million during the quarter ended December 31, 2011 as compared to $1.9 million during the quarter ended December 31, 2010.

•	Rental income increased to $24.8 million during the quarter ended December 31, 2011 from $20.2 million during the quarter ended December 31, 2010.

•	RAIT received $79.6 million from loan repayments during the quarter ended December 31, 2011 and funded $24.5 million in loans. As of December 31, 2011, RAIT has approximately $109.5 million available for reinvestment into eligible bridge and mezzanine loans and $250 million of total capacity on two facilities for financing CMBS eligible loans.

•	During the quarter ended December 31, 2011, RAIT sold $60.9 million of CMBS eligible loans into a CMBS securitization and realized a $2.8 million gain on sale of assets.

•	At February 9, 2012, RAIT has $3.6 million in recourse debt obligations that are redeemable or mature prior to October 2015.

•	Declared a cash dividend of $0.06 per common share for the quarter ended December 31, 2011.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “2011 was a very productive year for RAIT. During 2011, we refinanced or paid off $250 million of debt, reinstated the quarterly common dividend and attracted new sources of debt capital totaling $250 million. We ended the year with $110 million of capital to re-lend into our core lending business, a portfolio of real estate with improving operations and we launched two business initiatives in the CMBS and non-listed REIT sectors. We believe we are well positioned heading into 2012.”

Fourth Quarter and Fiscal 2011 Results

RAIT reported adjusted funds from operations (“AFFO”), a non-GAAP financial measure, for the three-month period ended December 31, 2011 of $12.0 million, or $0.30 per share — diluted based on 40.5 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended December 31, 2010 of $5.5 million, or $0.16 per share – diluted based on 34.3 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended December 31, 2011 of $15.6 million, or $0.39 total loss per share — diluted based on 40.5 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the three-month period ended December 31, 2010 of $29.5 million, or $0.86 total earnings per share – diluted based on 34.3 million weighted-average shares outstanding – diluted. The fourth quarter 2011 net loss includes $20.0 million of unrealized losses relating to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the year ended December 31, 2011 of $36.8 million, or $0.96 per share - diluted based on 38.5 million weighted-average shares outstanding – diluted, as compared to AFFO for the year ended December 31, 2010 of $12.9 million, or $0.44 per share – diluted based on 29.4 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the year period ended December 31, 2011 of $51.1 million, or $1.33 total loss per share — diluted based on 38.5 million weighted-average shares outstanding – diluted, as compared to net income allocable to common shares for the year ended December 31, 2010 of $98.1 million, or $3.34 total earnings per share – diluted based on 29.4 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

RAIT also reported the following:

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 127.4% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 119.1% with a trigger of 111.7%.

•	Provision for losses. Provision for losses on RAIT’s commercial real estate loan portfolio decreased to $0.5 million for the quarter ended December 31, 2011 as compared to $2.5 million for the quarter ended December 31, 2010.

•	Non-Accrual CRE Loans. The unpaid principal balance of RAIT’s non-accrual commercial real estate loan portfolio decreased to $54.3 million at December 31, 2011 as compared to $122.3 million at December 31, 2010.

•	Investments in Real Estate. As of December 31, 2011, RAIT had investments in real estate of $891.5 million as compared to $839.2 million at December 31, 2010. During the three-months ended December 31, 2011, RAIT converted three loans, with a carrying value of $57.0 million, to owned real estate.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of directly held investments in real estate increased to 83.6% at December 31, 2011 from 79.2% at December 31, 2010, primarily driven by year over year occupancy increases of 3.0%, 1.4% and 9.2% in multi-family, office and retail property types, respectively.

•	Dividends. On December 15, 2011, RAIT declared a fourth quarter common dividend of $0.06 per common share to shareholders of record on January 9, 2012 to be paid on January 31, 2012. On January 24, 2012, RAIT’s Board of Trustees declared a first quarter 2012 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends are payable on April 2, 2012 to holders of record on March 1, 2012.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Financial Statistics:
Assets under management	$3,517,684	$3,633,133	$3,753,290	$3,814,791	$3,835,230
Total revenue	$56,923	$60,089	$58,863	$58,279	$59,057
Recourse debt maturing in one year (1)	$1,856	$1,833	$19,745	$20,040	$41,489
Earnings per share – diluted	$(0.39)	$(0.55)	$(0.53)	$0.16	$0.86
Funds from Operations (“FFO”) per share	$(0.20)	$(0.36)	$(0.34)	$0.33	$1.05
Adjusted Funds from Operations (“AFFO”) per share	$0.30	$0.23	$0.22	$0.19	$0.15
Common dividend declared	$0.06	$0.06	$0.06	$0.09(2)	-(2)
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$952,997	$1,064,946	$1,122,898	$1,149,169	$1,173,141
Non-accrual loans — unpaid principal	$54,334	$89,023	$94,117	$121,054	$122,306
Non-accrual loans as a % of reported loans	5.7%	8.4%	8.4%	10.5%	10.4%
Reserve for losses	$40,565	$50,609	$49,906	$58,809	$61,731
Reserves as a % of non-accrual loans	74.7%	56.8%	53.0%	48.6%	50.5%
Provision for losses	$500	$500	$950	$1,950	$2,500
CRE Property Portfolio:
Reported investments in real estate	$891,502	$849,232	$851,916	$859,983	$839,192
Number of properties owned	56	48	48	48	47
Multifamily units owned	8,014	8,014	8,014	8,311	8,311
Office square feet owned	1,786,860	1,786,860	1,786,908	1,786,908	1,632,978
Retail square feet owned	1,358,257	1,114,250	1,116,171	1,116,063	1,116,112
Average occupancy data:
Multifamily	88.5%	89.8%	88.6%	88.0%	85.5%
Office	69.2%	68.5%	68.8%	70.7%	67.8%
Retail	68.0%	68.9%	62.0%	56.3%	58.8%

Total	83.6%	84.5%	83.1%	82.4%	79.2%
Average Rent per Unit/Square Foot (3):
Multifamily (4)	$681	$671	$673	$659	$664
Office (5)	$20.85	$20.50	$18.39	$17.88	$18.00
Retail (5)	$9.73	$9.55	$6.69	$9.71	$9.40

(1)	Excludes $3.6 million of our 6.875% convertible senior notes that have a final maturity in April 2027 but are redeemable in full in April 2012 at the option of the holder. Includes any principal amortization on recourse debt that is required prior to the stated maturity.

(2)	On January 10, 2011, RAIT declared a 2010 annual cash dividend on its common shares of $0.09 per common share, split adjusted. The dividends were paid on January 31, 2011 to holders of record on January 21, 2011.

(3)	Based on properties owned as of December 31, 2011.

(4)	Average effective rent is rent per unit per month.

(5)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM EST on Thursday, February 9, 2012 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.831.6272, access code 15817348. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, February 16, 2012, by dialing 888.286.8010, access code 88426369.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Years
	Periods Ended		Ended
	December 31		December 31
	2011	2010	2011	2010
Revenue:
Interest income	$30,761	$36,200	$132,351	$153,955
Rental income	24,817	20,170	91,880	72,373
Fee and other income	1,345	2,687	9,923	18,242

Total revenue	56,923	59,057	234,154	244,570
Expenses:
Interest expense	21,265	22,520	89,649	96,690
Real estate operating expense	14,314	13,404	55,285	51,276
Compensation expense	4,814	7,028	23,993	28,732
General and administrative expense	3,939	3,644	17,380	18,232
Provision for loan losses	500	2,500	3,900	38,307
Depreciation and amortization	7,822	8,078	29,490	28,654
Total expenses	52,654	57,174	219,697	261,891
Operating income	4,269	1,883	14,457	(17,321)
Interest and other income (expense)	53	71	348	472
Gains (losses) on sale of assets	2,919	10	6,353	11,626
Gains (losses) on extinguishment of debt	461	20,285	15,001	71,575
Change in fair value of financial instruments	(20,041)	10,720	(75,154)	45,840
Income (loss) before taxes and discontinued operations	(12,339)	32,969	(38,995)	112,192
Income tax benefit (provision)	70	(2,086)	538	(1,602)

Income (loss) from continuing operations	(12,269)	30,883	(38,457)	110,590
Income (loss) from discontinued operations	—	1,953	747	323

Net income (loss)	(12,269)	32,836	(37,710)	110,913
(Income) loss allocated to preferred shares	(3,414)	(3,414)	(13,649)	(13,641)
(Income) loss allocated to noncontrolling interests	53	77	229	880

Net income (loss) allocable to common shares	$(15,630)	$29,499	$(51,130)	$98,152

Earnings (loss) per share—Basic:
Continuing operations	$(0.39)	$0.82	$(1.35)	$3.38
Discontinued operations	0.00	0.06	0.02	0.01

Total earnings (loss) per share—Basic	$(0.39)	$0.88	$(1.33)	$3.39

Weighted-average shares outstanding—Basic	40,541,750	33,601,259	38,508,086	28,951,422

Earnings (loss) per share—Diluted:
Continuing operations	$(0.39)	$0.80	$(1.35)	$3.33
Discontinued operations	0.00	0.06	0.02	0.01

Total earnings (loss) per share—Diluted	$(0.39)	$0.86	$(1.33)	$3.34

Weighted-average shares outstanding—Diluted	40,541,750	34,336,550	38,508,086	29,417,337

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	December 31,	December 31,
	2011	2010
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$996,363	$1,219,110
equity interests
Allowance for losses	(46,082)	(69,691)

Total investments in mortgages and loans	950,281	1,149,419
Investments in real estate	891,502	839,192
Investments in securities and security-related receivables, at fair value	647,461	705,451
Cash and cash equivalents	29,720	27,230
Restricted cash	278,607	179,019
Accrued interest receivable	39,455	37,138
Other assets	39,771	32,840
Deferred financing costs, net of accumulated amortization of $11,613 and	23,178	19,954
$9,943, respectively
Intangible assets, net of accumulated amortization of $2,337 and $1,777,	2,629	3,189
respectively
Total assets	$2,902,604	$2,993,432

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$169,107	$293,357
Non-recourse indebtedness	1,579,167	1,544,820

Total indebtedness	1,748,274	1,838,177
Accrued interest payable	22,541	19,925
Accounts payable and accrued expenses	20,825	25,089
Derivative liabilities	181,499	184,878
Deferred taxes, borrowers’ escrows and other liabilities	9,481	6,833
Distributions payable	5,890	—
Total liabilities	1,988,510	2,074,902
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;	28	28
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation	23	23
preference $25.00 per share, 2,258,300 shares issued and outstanding
8.875% Series C cumulative redeemable preferred shares, liquidation	16	16
preference $25.00 per share, 1,600,000 shares issued and outstanding
Common shares, $0.03 par value per share, 200,000,000 shares authorized,	1,236	1,060
41,289,566 and 35,300,190 issued and outstanding
Additional paid in capital	1,735,969	1,691,681
Accumulated other comprehensive income (loss)	(118,294)	(127,602)
Retained earnings (deficit)	(708,671)	(647,110)

Total shareholders’ equity	910,307	918,096
Noncontrolling interests	3,787	434
Total equity	914,094	918,530
Total liabilities and equity	$2,902,604	$2,993,432

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three- Month Periods			For the Years
	Ended December 31			Ended December 31
	2011	2010	2011	2010
Funds From Operations (“FFO”):
Net income (loss) allocable to common shares	$(15,630)	$29,499	$(51,130)	$98,152
Adjustments:
Depreciation expense	7,602	7,727	28,407	28,878
(Gains) Losses on sale of real estate	(120)	(963)	98	1,682

Funds from operations	$(8,148)	$36,263	$(22,625)	$128,712

Funds from Operations per share	$(0.20)	$1.06	$(0.59)	$4.38

Weighted-average shares — diluted	40,541,750	34,336,550	38,508,086	29,417,337

Adjusted Funds From Operations (“AFFO”):
Funds from Operations	$(8,148)	$36,263	$(22,625)	$128,712
Adjustments:
Change in fair value of financial instruments	20,041	(10,720)	75,154	(45,840)
(Gains) Losses on debt extinguishment	(461)	(20,285)	(15,001)	(71,575)
Capital expenditures, net of direct financing	(422)	(97)	(1,868)	(1,233)
Straight-line rental adjustments	(444)	(112)	(3,227)	(72)
Amortization of deferred items and intangible assets	1,341	410	3,823	(65)
Share-based compensation	145	72	541	2,949

Adjusted Funds from Operations	$12,052	$5,531	$36,797	$12,876

Adjusted Funds from Operations per share	$0.30	$0.16	$0.96	$0.44

Weighted-average shares — diluted	40,541,750	34,336,550	38,508,086	29,417,337

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.